AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 21, 2013
Registration No. 333-144414

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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Columbia Property Trust, Inc.
(Exact name of registrant as specified in its charter)
_______________
Maryland
(State or other jurisdiction of incorporation or organization)
______________
20-0068852
(I.R.S. Employer Identification Number)
_______________
One Glenlake Parkway, Suite 1200
Atlanta, Georgia 30328
(404) 465-2200
(Address, including zip code, and telephone number, including area code, of the registrant's principal executive offices)
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E. Nelson Mills
President
Columbia Property Trust, Inc.
One Glenlake Parkway, Suite 1200
Atlanta, Georgia 30328
(404) 465-2200
(Name, address, including zip code and telephone number, including area code, of agent for service)
_______________
Copies to:
Robert H. Bergdolt, Esq.
Laura K. Sirianni, Esq.
DLA Piper LLP (US)
4141 Parklake Avenue, Suite 300
Raleigh, North Carolina 27612-2350
(919) 786-2000
_______________

Approximate date of commencement of proposed sale to public: This post-effective amendment deregisters all of the securities that remain unsold under the registration statement as of the date hereof.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller Reporting Company ☐
(Do not check if smaller reporting company)

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Explanatory note: This registration statement (Registration No. 333-144414) for the issuer's primary offering and dividend reinvestment plan offering was first declared effective by the Staff on October 1, 2008. On August 25, 2010, the issuer filed post-effective amendment no. 6 to Form S-11 to deregister the unsold shares in the primary offering. On August 27, 2010, the issuer filed post-effective amendment no. 7 to Form S-11 on Form S-3 to amend the issuer's registration statement to make it a dividend reinvestment plan only registration statement. This post-effective amendment no. 1 to Form S-3 amends the issuer's registration statement to deregister the unsold shares in the issuer's dividend reinvestment plan offering.

DEREGISTRATION OF SHARES
In accordance with the undertaking of Columbia Property Trust, Inc. (the “Company”), formerly known as Wells Real Estate Investment Trust II, Inc., set forth in its registration statement (File No. 333-144414) (the “Registration Statement”), the Company is filing this Post-Effective Amendment No. 1 to Form S-3 to deregister the 5,989,121 unsold shares of its common stock offered pursuant to its dividend reinvestment plan. Pursuant to the Registration Statement, the Company registered 300,000,000 shares of common stock for its primary offering and 75,000,000 shares of common stock for its dividend reinvestment plan offering. On August 25, 2010, the Company filed Post-Effective Amendment no. 6 to the Registration Statement to deregister the unsold shares in its primary offering, which was declared effective on August 27, 2010. On August 27, 2010, the issuer filed post-effective amendment no. 7 to Form S-11 on Form S-3 to amend the issuer's registration statement to make it a dividend reinvestment plan only registration statement. By filing this Post-Effective Amendment No. 1 to Form S-3, the Company hereby terminates the offering of shares under this Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 21, 2013.

COLUMBIA PROPERTY TRUST, INC.

By:	/s/ E. Nelson Mills
E. Nelson Mills
President

Note: No other person is required to sign this Post-Effective Amendment No. 1 to Form S-3 Registration Statement in reliance upon Rule 478 under the Securities Act of 1933.